UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 23, 2019

DOWDUPONT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38196 (Commission file number)	81-1224539 (IRS Employer Identification No.)

974 Centre Road, Wilmington, DE 19805
(302) 774-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DWDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

DowDuPont Inc. (the “Company”) held a Special Meeting of Stockholders on May 23, 2019 (the “Special Meeting”). The following is a summary of the matters voted on at that meeting:

(i) The stockholders approved a proposal to adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect (a) a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), at a reverse stock split ratio of not less than 2-for-5 and not greater than 1-for-3, with an exact ratio as may be determined by the Company’s board of directors (the “Board”), and (b) a reduction in the number of authorized shares of the Common Stock by a corresponding ratio (collectively, the “reverse stock split proposal”). The number of shares cast in favor of the reverse stock split proposal, the number against, the number abstaining and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,914,395,130	45,345,420	7,226,350	0

(ii) The stockholders approved a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the reverse stock split proposal (the “adjournment proposal”). The number of shares cast in favor of the adjournment proposal, the number against, the number abstaining and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
1,754,948,995	202,990,195	9,027,710	0

The reverse stock split proposal was approved with 97% of the shares of Common Stock voting on the proposal voting in favor of the reverse stock split proposal. The adjournment proposal was approved with 89% of the shares of Common Stock voting on the proposal voting in favor of the adjournment proposal.

A copy of the Company’s press release announcing the results of the Special Meeting is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01    Other Events.

On May 23, 2019, the Company announced the approval by the Board of the Reverse Stock Split and the Charter Amendment and the establishment by the Board of a ratio for the Reverse Stock Split of one new share of DowDuPont common stock for three shares of current DowDuPont common stock, which shall be implemented pursuant to the Charter Amendment, which shall be effective immediately following the distribution to the Company’s common stockholders of all of the outstanding common stock of its wholly-owned subsidiary, Corteva, Inc.

In addition, the Company reaffirmed its intent to change its name to “DuPont de Nemours, Inc.” on or about the effective time of the Charter Amendment. The Common Stock is expected to trade on the New York Stock Exchange under the ticker symbol “DD” beginning on June 3, 2019.

A copy of the Company’s press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC.
Registrant

Date:	May 23, 2019	By:	/s/ JEANMARIE F. DESMOND
		Name:	Jeanmarie F. Desmond
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 23, 2019.